Exhibit 99.1

Date:	April 23, 2007

To:	Lenders in the Novelis Credit Agreement
Dated January 7, 2005, as amended

From:	Orville Lunking, Vice President and Treasurer

Subject :	Request for Third Amendment and Limited Waiver to Credit Agreement
Novelis is seeking your consent to an amendment and limited waiver that contains the following requests:
1.	Consent to permit a $150 million increase in the Term Loan

2.	Consent to a limited waiver of the change of control Event of Default, for a short period of time, following the consummation of the Plan of Arrangement acquisition of Novelis by Hindalco for approximately $6 billion. (Exhibit-I is an overview entitled, “Who is Hindalco?” and Exhibit-II is a press release that refers to the Plan of Arrangement.) The waiver will be in effect until the earliest of (i) the date on which any payments are made with respect to the bonds (other than scheduled interest), (ii) the third business day prior to the 60th day following the change of control and (iii) July 7, 2007 if the change of control does not occur on or prior thereto.

If you consent to the waiver of the change of control default, there is currently no financing commitment available, and no assurance that there will be one available in the future, to repay the senior secured facilities upon the expiry of the waiver or any Senior Notes tendered in the Change of Control Offer.

As of today, Hindalco does have in place a commitment, subject to customary conditions, from UBS and ABN to refinance the Credit Agreement and Senior Notes of Novelis upon the change of control, if necessary, as disclosed in our proxy statement dated March 1, 2007. However, the commitment letter has not yet been amended to reflect the deferral of the repayment date that’s being requested in this waiver, and there is no assurance that UBS and ABN will agree to such amendment. In addition, even if such amendment is obtained, the commitment from UBS and ABN will likely remain subject to customary conditions that may not be satisfied. You are being asked to bear this risk; i.e., that financing may not be available to repay the loans on the deferred repayment date, if you consent to the limited waiver of the change of control default.

Hindalco is negotiating the terms of the amendment to the commitments from UBS and ABN, and the Company believes that it is likely that an alternative financing will be provided by UBS and ABN in due course.

3.	Consent to amend three technical provisions that are affecting normal course operations of the business.

Attachment-I provides details related to the requests.
Novelis is offering to pay 12.5 basis points to Lenders who consent to the amendment and waiver by 5:00 p.m. Friday, April 27, 2007.
We look forward to your support as Novelis finalizes its Plan of Arrangement with Hindalco, a transaction that has highlighted the substantial enterprise value of Novelis and the significant asset value of the collateral package.
Please feel free to contact me if you have questions at (404) 814-4248.

Attachment-I

Novelis Request
1.	Obtain consent for a $150 million increase in the Term Loan
Why Novelis is Making the Request
•	A number of one-time events and cash-timing factors have converged in the early part of 2007 to temporarily reduce the Company’s availability under the Revolver. The Company will apply the proceeds from the $150 million term loan to reduce the current revolver balance.
•	Novelis is seeking additional liquidity, as a precautionary measure, in case metal prices rise from their current level and create additional uses of working capital.
Novelis Remarks
•	Rising metal prices are at the root of a general increase in working capital funding requirements.
1.	Generally, a $100M/ton increase in metal, on its own, is estimated to result in approximately $30-40 million of additional working capital usage. Prices have risen in the first months of 2007 and are at a sustained high level.
2.	Our European operations are experiencing strong growth, requiring working capital
3.	The Company’s “M6” contracts, representing approximately 10% of overall volume, created a lag between revenue and metal purchases in the high metal environment. (The situation would reverse and result in an inflow of cash when metal prices decline.)
4.	Novelis was obligated to sell metal forward in accordance with the commercial contract with an important customer; the commercial contract enables the customer to revert to a “floating price.” The “floating price” resulted in a cash outflow for Novelis (due to high metal prices) that the customer will reimburse in future quarters, also in accordance with the commercial contract. The timing mismatch exceeds $20 million.
5.	Our payments to suppliers are concentrated on the 2nd and 15th of the month, a situation that magnifies working capital needs when metal prices are high.
6.	The first and second quarters are typically inventory-building quarters, when metal is being accumulated to satisfy can-sheet requirements in the upcoming warm-weather period.

•	The Credit Agreement contains provisions that require Novelis to prepay the Term Loan rather than the revolver, in certain situations, resulting in a de facto reduction of the Company’s revolver capacity.
1. The main situation relates to the Company’s cash-generating German subsidiary, Novelis Deutschland. Novelis is required to retire the Term Loan, dollar-for-dollar, before repaying the revolver if surplus cash is remitted from Novelis Deutschland other than by dividend.
2. In reality, Novelis Deutschland is only able to pay cash dividends annually, after its statutory audit is finished. Novelis opted instead to lend its surplus German cash to North America and retire a corresponding Term Loan amount (required for leverage covenant purposes), rather than leave idle cash on its consolidated balance sheet.
•	We made one-time payments of $20 million to one of the losing bidders for the Company, and $10 million (in aggregate) to former senior executives of the Company in connection with their separation agreements.

2.	Waive the change of control Event of Default provision, following the Plan of Arrangement between Hindalco and Novelis, for a short period. The waiver will be in effect until the earliest of (i) the date on which any payments are made with respect to the bonds (other
•	Hindalco is seeking time to implement permanent bank financing following the Plan of Arrangement, without resorting to a more costly bridge loan at the sale date. The permanent financing is likely to include an asset based loan component that suits the Company better.
•	Hindalco currently has in place an executed commitment letter from UBS and ABN to refinance the Credit Agreement and Senior Notes of Novelis at the change of control date, if necessary, as disclosed in our proxy statement dated March 1, 2007. The commitment letter has not yet been amended to reflect the requested waiver which would extend the date on which the Credit Agreement would be repaid.
•	It is highly unlikely, but theoretically possible, that Hindalco may not amend the commitment letter prior to, on or after the than scheduled interest), (ii) the third business day prior to the 60th day following the change of control and (iii) July 7, 2007 if the change of control does not occur on or prior thereto change of control and that UBS and ABN will not provide permanent financing in due course. You are being asked to bear this risk if you consent to the waiver of the change of control provision.
•	Hindalco will invest approximately $3.4 billion in cash to purchase the shares of Novelis, and will be highly motivated to protect this investment by putting in place adequate means to repay any debt (including the Credit Agreement) that may come due shortly thereafter.
•	The change of control Exchange Offer will be made at 101, as required. The market price for the Senior Notes as indicated on Reuters as of April 19, 2007, is 105.50
•	Lenders are reminded that the Credit Agreement is secured by the majority of the Company’s assets, and that Hindalco is a company with substantial resources (refer to Exhibit-II)
•	A less costly permament bank financing is in the long-term best interest of Novelis and Hindalco.

3.	Obtain a waiver of three technical provisions that are affecting normal course operations of the business:

i.	Permit the formation of one or more new joint ventures that are (a) owned greater than or equal to 50%, but
i.	The Company wishes to enter into a U.S. joint venture with a third party who has new technology to
i.	Novelis anticipates investing approximately $900,000 in an initial, proof-of-concept joint venture. The Company is seeking approval for a basket, up to $5 million, to be invested in future new joint ventures that have the requested not 100%, and are (b) not required to become Subsidiary Guarantors recycle aluminum at U.S. solid waste facilities. The third party does not wish to provide a guarantee of Novelis’ obligations under the Credit Agreement, as would be required currently.
ownership profile.

ii.	Permit the payment of a liquidating cash dividend from EuroNorca Partners (U.S.A.), a 50%-owned partnership that was formed prior to the spin-off of Novelis from Alcan.
ii.	Section 8.5 (Restricted Payments) prevents EuroNorca Partners (U.S.A.) from paying a liquidating cash dividend to its partners, purely as a technical matter.
iii.	Novelis and its independent partner wish to access approximately $3.7 million of trapped, short-term investments currently held by EuroNorca Partners (U.S.A.). Neither partner has plans for any continuing involvement with the dormant partnership, which has now successfully resolved a state tax matter and is able to proceed to liquidation.

iii.	Permit Novelis Europe Holdings Ltd. (U.K.) to contribute up to Euro 50 million of capital to Novelis UK Ltd. (U.K.)
iii.	Novelis UK Ltd. (U.K.) requires additional capital to restore its statutory balance sheet after a number of loss-making quarters
iv.	The cash movements will be entirely among subsidiaries that are Guarantors. The cash will move from Novelis Deutschland, as a contractual payment under a tax consolidation type of arrangement among various Novelis subsidiaries, to Novelis Aluminium Holdings Company (Ireland), to Novelis Europe Holdings Ltd., to Novelis U.K. Ltd. (U.K.)

Exhibit-II

Novelis

Who Is Hindalco?

For Internal Use Only

1

Who is Hindalco?

Novelis

- Publicly traded company on the Bombay Stock Exchange (BSE), 26% owned by Aditya Birla Group
- Metals company (copper and aluminum), including
  - 450 kt aluminum production
  - 230 kt aluminum rolled products
  - World's largest single location copper smelter at Dahej in Gujarat
  - First quartile in costs
- \$2.6 Bn sales, \$371M net profit, \$4.3 Bn market capitalization
- Acquired Indal assets from Alcan in 2000
- 20,000 employees

Source: Hindalco website, 2005/2006 filings; Hindalco

2
For Internal Use Only

Hindalco

Hindalco
Aluminium
Copper
Upstream
Metal
Downstream
Upstream
Metal
By-products
Alumina
1160 ktpa
Aluminium
425 ktpa
Power
987 MW
Rolled Products
170 ktpa
Wire Rods
50 ktpa
Foils
33 ktpa
Extrusions
21.7 ktpa
Alloy Wheels
300,000 Nos.
Copper mines
Reserves 2,458 kt
Cathodes
500 ktpa
Copper Rods
97.2 ktpa
Gold
20 tpa
Silver
75 tpa
DAP
400 ktpa

Source: Presentation by Aditya Birla Group Chairman, February 2006

3
For Internal Use Only

The Aditya Birla Group

Novelis

- Amongst the largest and most reputed business groups in India
- Successful track record of growth
- Aggregate revenues of US$12.0 Bn; $20+ Bn group market capitalization
- Domestic market leadership in many businesses
- Successful global operations
  - Overseas operations contribute over 30% of revenues
  - 18 countries across 4 continents
- Anchored by 85,000 employees; Trusted by over 1 million shareholders

Source: Presentation by Aditya Birla Group Chairman, February 2006; Hindalco

4
For Internal Use Only

Novelis

The Aditya Birla Group

ADITYA BIRLA GROUP

GRASIM

UltraTech
- Cement
- Viscose Staple Fiber

HINDALCO
- Aluminium
- Copper

ADITYA BIRLA NUVO
- VFY
- Carbon Black
- Textiles
- Garments
- IT/ITeS
- Insurance
- Financial services
- Fertilisers

Idea
- Telecom

International Operations
- Thailand
- Indonesia
- Philippines
- Egypt
- Canada
- Australia
- China
- Germany
- Hungary
- Portugal
- UK
- USA

Joint Ventures
- ALCAN
- FMC
- Sun Life Financial
- NGK INSULATORS, LTD.

Source: Presentation by Aditya Birla Group Chairman, February 2006; Hindalco

5
For Internal Use Only

Exhibit – 1
News Release
Hindalco Industries Ltd. and Novelis Inc. Announce an Agreement for Hindalco’s Acquisition of Novelis for Approximately $6.0 Billion
ATLANTA, Feb. 11 /PRNewswire-FirstCall/ — Hindalco Industries Limited (BSE: HINDALCO), India’s largest non-ferrous metals company, and Novelis Inc. (NYSE: NVL) (TSX: NVL), the world’s leading producer of aluminum rolled products, today announced that they have entered into a definitive agreement for Hindalco to acquire Novelis in an all-cash transaction which values Novelis at approximately $6.0 billion, including approximately $2.4 billion of debt. Under the terms of the agreement, Novelis shareholders will receive $44.93 in cash for each outstanding common share.
Based in Mumbai, India, Hindalco is a leader in Asia’s aluminum and copper industries, and is the flagship company of the Aditya Birla Group, a $12 billion multinational conglomerate, with a market capitalization in excess of $20 billion. Following the transaction, Hindalco, with Novelis, will be the world’s largest aluminum rolling company, one of the biggest producers of primary aluminum in Asia, and India’s leading copper producer.
Mr. Kumar Mangalam Birla, Chairman of the Aditya Birla Group, said, “The acquisition of Novelis is a landmark transaction for Hindalco and our Group. It is in line with our long-term strategies of expanding our global presence across our various businesses and is consistent with our vision of taking India to the world. The combination of Hindalco and Novelis will establish a global integrated aluminum producer with low-cost alumina and aluminum production facilities combined with high-end aluminum rolled product capabilities. The complementary expertise of both these companies will create and provide a strong platform for sustainable growth and ongoing success.”
Acting Chief Executive Officer of Novelis, Mr. Ed Blechschmidt, said, “After careful consideration, the Board has unanimously agreed that this transaction with Hindalco delivers outstanding value to Novelis shareholders. Hindalco is a strong, dynamic company. The combination of Novelis’ world-class rolling assets with Hindalco’s growing primary aluminum operations and its downstream fabricating assets in the rapidly growing Asian market is an exciting prospect. Hindalco’s parent, the Aditya Birla Group, is one of the largest and most respected business groups in India, with growing global activities and a long-term business view.”
Mr. Debu Bhattacharya, Managing Director of Hindalco and Director of Aditya

Birla Management Corporation Ltd., said, “There are significant geographical market and product synergies. Novelis is the global leader in aluminum rolled products and aluminum can recycling, with a global market share of about 19%. Hindalco has a 60% share in the currently small but potentially high-growth Indian market for rolled products. Hindalco’s position as one of the lowest cost producers of primary aluminum in the world is leverageable into becoming a globally strong player. The Novelis acquisition will give us immediate scale and a global footprint.”
The transaction has been unanimously approved by the Boards of Directors of both companies. The closing of the transaction is not conditional on Hindalco obtaining financing. The transaction will be completed by way of a plan of arrangement under applicable Canadian Law. It will require the approval of 66 2/3% of the votes cast by shareholders of Novelis Inc. at a special meeting to be called to consider the arrangement followed by Court approval. The transaction is also subject to certain other customary conditions, including the receipt of regulatory approvals. The transaction is expected to be completed in the second quarter of 2007.
About Novelis
Novelis is the global leader in aluminum rolled products and aluminum can recycling. The Company operates in 11 countries, has approximately 12,500 employees, and reported $8.4 billion in 2005 revenue. Novelis has the unrivaled capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America and South America. Through its advanced production capabilities, the Company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. Visit http://www.novelis.com.
About the Aditya Birla Group
The Aditya Birla Group is India’s first truly multinational corporation, with a workforce of 85,000 employees belonging to over 20 different nationalities. Its 74 state-of-the-art manufacturing units and service facilities span India, Thailand, Laos, Indonesia, Philippines, Egypt, Canada, Australia, China, USA, UK, Germany, Hungary and Portugal. A premium conglomerate, the Aditya Birla Group participates in a wide range of market sectors including, viscose staple fiber, non-ferrous metals, cement, viscose filament yarn, branded apparel, carbon black, chemicals, fertilizers, sponge iron, insulators, financial services, telecom, BPO and IT services. Visit http://www.adityabirla.com.
About Hindalco

Established in 1958, Hindalco is currently structured into two strategic businesses, aluminum and copper, with 2006 revenues of approximately $2.6 billion. Hindalco’s integrated operations and operating efficiency have positioned the company as Asia’s largest integrated primary producer of aluminum and among the most cost-efficient producers globally. Its copper smelter is the world’s largest custom smelter at a single location. Hindalco stock is publicly traded on the Bombay Stock Exchange and the National Stock Exchange of India Ltd. Its current market capitalization is $4.3 billion. Visit http://www.hindalco.com.
Additional Information and Where to Find it
In connection with the proposed arrangement and required shareholder approval, Novelis Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVELIS AND THE ARRANGEMENT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Novelis with the SEC may be obtained free of charge by contacting Novelis at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at www.novelis.com.
Participants in the Solicitation
Novelis and its officers and directors may be deemed to be participants in the solicitation of proxies from Novelis’ shareholders with respect to the arrangement. Information about Novelis’ officers and directors and their ownership of Novelis’ common shares is set forth in the proxy circular for Novelis’ 2006 Annual Meeting of Shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the arrangement, which will be filed with the SEC.
Statements made in this news release which describe Novelis’ intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Examples of forward-looking statements in this news release include those related to Novelis’ expectation to close the sale during the second quarter. Novelis cautions that, by their nature, forward- looking statements involve risk and uncertainty. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Important risk factors which could impact Novelis’ ongoing review of its strategic alternatives are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, and are specifically incorporated by reference into this news release.
SOURCE Novelis Inc.
CONTACT: Media: Charles Belbin, +1-404-814-4260,
charles.belbin@novelis.com, or
Investor: Eric Harris, +1-404-814-4304,
eric.harris@novelis.com,
both of Novelis Inc.; or
Dr. Pragnya Ram of Aditya Birla, +91-22-6652-5160,
Handset: +91-98210-24395,
pragnyaram@adityabirla.com